MARQETA REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 29%
and Gross Profit growth of 31% in the second quarter of 2025.
OAKLAND, Calif. – August 6, 2025 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the second quarter ended June 30, 2025.

The Company reported Total Processing Volume (TPV) of $91 billion, representing a year-over-year increase of 29%. The Company reported Net Revenue of $150 million and Gross Profit of $104 million, representing increases of 20% and 31%, respectively, year-over-year. The increase in Gross Profit growth was partly driven by a revised accounting policy for estimating and recognizing Card Network Incentives effective Q2'25, which contributed 8.6 percentage points to the Gross Profit growth. GAAP Net Loss for the quarter was $0.6 million and Adjusted EBITDA was $29 million.
“Our Q2 results demonstrate our ability to deliver strong growth while also making great progress towards our profitability objectives,” said Mike Milotich, Interim CEO and CFO of Marqeta. “We continue to deepen our customer relationships and enable their growth through innovative card programs, seamless geographic expansion and value-added services.”

Marqeta highlighted several recent business updates that demonstrate its current business momentum, including:
•Marqeta enabled the KlarnaOne Card, a new debit card which allows consumers to choose to pay later for any purchase where the card is accepted. This makes Klarna the second provider to offer consumers a card enabled with Visa Flexible Credential (VFC) to seamlessly deliver the option to toggle between payment methods. The card, which builds on years of collaboration with Klarna, is currently in a trial phase with a broader rollout in the U.S. expected later this year.
•Marqeta announced the July 31st close of the TransactPay acquisition, which will strengthen Marqeta’s program management capabilities in Europe. This acquisition will provide BIN sponsorship and card issuance in the United Kingdom (UK) and the European Union (EU) through electronic money institution (EMI) licenses. With the combined capabilities of Marqeta and TransactPay, customers will be able to take advantage of card program management features in the UK and EU, and avoid the added complexity associated with engaging multiple partners. This acquisition will allow for greater control of the offering and will support the delivery of a comparable solution in Europe to that in the U.S. and Canada.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2025	2024		2025	2024
Financial metrics:
Net revenue	$150,392	$125,270	20%	$289,465	$243,237	19%
Gross profit	$104,061	$79,353	31%	$202,740	$163,512	24%
Gross margin	69%	63%	6 ppts	70%	67%	3 ppts
Total operating expenses (benefit)	$113,289	($25,689)	541%	$230,506	$108,323	113%
Net (loss) income	($647)	$119,108	(101%)	($8,907)	$83,048	(111%)
Net (loss) income margin	—%	95%	(95 ppts)	(3%)	34%	(37 ppts)
Net (loss) income per share - basic and diluted	$—	$0.23	(100%)	($0.02)	$0.16	(113%)
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$91,386	$70,627	29%	$175,857	$137,294	28%
Adjusted EBITDA [2]	$28,509	($1,817)	1,669%	$48,590	$7,409	556%
Adjusted EBITDA margin [2]	19%	(1%)	20 ppts	17%	3%	14 ppts
Adjusted operating expenses [2]	$75,552	$81,170	(7%)	$154,150	$156,103	(1%)
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Adjusted operating expenses.
Second Quarter 2025 Financial Results:
Total Processing Volume increased by 29% year-over-year, rising to $91 billion from $71 billion in the second quarter of 2024.
Net Revenue of $150 million increased by $25 million, or 20%, year-over-year, primarily driven by increased volumes, partially offset by unfavorable mix due to faster growth of card programs where we provide processing services with minimal or no program management.
Gross Profit increased by 31% year-over-year to $104 million from $79 million in the second quarter of 2024. The increase was partly driven by a revised accounting policy for estimating and recognizing Card Network incentives, effective Q2'25, which contributed 8.6 percentage points to the Gross Profit growth. The remaining growth in Gross Profit was driven by our TPV growth. Gross Margin was 69% in the second quarter of 2025.
Net Loss of $0.6 million in the quarter, compared to net income of $119.1 million in the same period in the prior year, resulted in a year-over-year decline of $120 million. This year-over-year change was primarily due to a one-time reversal of $158 million in share-based compensation in the second quarter of 2024, stemming from the forfeiture of the Executive Chairman Long-Term Performance Award. The net loss margin was 0% in the second quarter of 2025.
Adjusted EBITDA was $29 million in the second quarter of 2025, increasing by $30 million year-over year. Adjusted EBITDA margin was 19% in the second quarter of 2025, an increase of 20 percentage points versus last year.

Financial Guidance
The following summarizes Marqeta's guidance for the third quarter and fiscal 2025:

	Third Quarter 2025	Fiscal Year 2025
Net Revenue Growth	15 - 17%	17 - 18%
Gross Profit Growth	15 - 17%	18 - 19%
Adjusted EBITDA Margin (1)	12 - 13%	14 - 15%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until August 13, 2025, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13754201.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements regarding Marqeta's partnerships, new product introductions, and product capabilities, including credit card issuing; and statements made by Marqeta’s interim CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues, including heightened scrutiny of the banking environment and specific customer program changes; the risk that Marqeta may be unable to maintain relationships with issuing banks and card networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition; the risk of financial services and banking sector instability and follow on effects to fintech companies; the impact of macroeconomic factors, including various geopolitical conflicts, uncertainty related to global elections, changes in inflation and interest rates, and uncertainty in global economic conditions; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included or incorporated by reference in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $300 billion in annual payments volume in 2024. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$150,392	$125,270	$289,465	$243,237
Costs of revenue	46,331	45,917	86,725	79,725
Gross profit	104,061	79,353	202,740	163,512
Operating expenses (benefit):
Compensation and benefits	81,409	103,166	167,459	198,156
Technology	16,102	14,769	30,913	27,887
Professional services	4,219	4,808	9,914	8,678
Occupancy	843	1,204	1,760	2,298
Depreciation and amortization	6,653	3,956	11,984	7,493
Marketing and advertising	711	728	1,180	1,106
Other operating expenses	3,352	3,418	7,296	7,322
Executive chairman long-term performance award	—	(157,738)	—	(144,617)
Total operating expenses (benefit)	113,289	(25,689)	230,506	108,323
(Loss) income from operations	(9,228)	105,042	(27,766)	55,189
Other income, net	8,787	14,216	19,300	28,143
(Loss) income before income tax expense	(441)	119,258	(8,466)	83,332
Income tax expense	206	150	441	284
Net (loss) income	$(647)	$119,108	$(8,907)	$83,048

Net (loss) income per share attributable to Class A and Class B common stockholders
Basic	$(0.00)	$0.23	$(0.02)	$0.16
Diluted	$(0.00)	$0.23	$(0.02)	$0.16
Weighted-average shares used in computing net (loss) income per share attributable to Class A and Class B common stockholders
Basic	461,517	515,959	481,260	516,973
Diluted	461,517	524,401	481,260	525,415

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$732,722	$923,016
Restricted cash	7,606	8,500
Short-term investments	88,865	179,409
Accounts receivable, net	37,182	29,988
Settlements receivable, net	14,973	16,203
Network incentives receivable	85,085	66,776
Prepaid expenses and other current assets	23,800	25,405
Total current assets	990,233	1,249,297
Operating lease right-of-use assets, net	5,154	2,712
Property and equipment, net	50,238	37,523
Intangible assets, net	26,845	29,774
Goodwill	123,523	123,523
Other assets	18,597	20,375
Total assets	$1,214,590	$1,463,204
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,440	$527
Revenue share payable	199,640	193,399
Accrued expenses and other current liabilities	158,216	177,059
Total current liabilities	361,296	370,985
Operating lease liabilities, net of current portion	2,976	870
Other liabilities	6,885	6,331
Total liabilities	371,157	378,186
Stockholders' equity :
Common stock	45	50
Additional paid-in capital	1,650,305	1,883,190
Accumulated other comprehensive loss	(102)	(314)
Accumulated deficit	(806,815)	(797,908)
Total stockholders’ equity	843,433	1,085,018
Total liabilities and stockholders' equity	$1,214,590	$1,463,204

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(8,907)	$83,048
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,984	7,493
Share-based compensation expense	52,985	67,604
Executive chairman long-term performance award	—	(144,617)
Non-cash operating leases expense	1,021	258
Accretion of discount on short-term investments	(612)	(1,823)
Other	898	(45)
Changes in operating assets and liabilities:
Accounts receivable	(7,642)	(6,692)
Settlements receivable	1,230	2,157
Network incentives receivable	(18,309)	19,639
Prepaid expenses and other assets	4,278	2,478
Accounts payable	2,913	1,413
Revenue share payable	6,241	2,780
Accrued expenses and other liabilities	(21,323)	(6,484)
Operating lease liabilities	(2,223)	(1,075)
Net cash provided by operating activities	22,534	26,134
Cash flows from investing activities:
Purchases of property and equipment	(1,601)	(2,193)
Capitalization of internal-use software	(13,598)	(10,471)
Maturities of short-term investments	90,918	40,000
Net cash provided by investing activities	75,719	27,336
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	1,580	108
Proceeds from shares issued in connection with employee stock purchase plan	994	1,629
Taxes paid related to net share settlement of restricted stock units	(15,887)	(20,287)
Repurchase of common stock	(275,233)	(91,162)
Net cash used in financing activities	(288,546)	(109,712)
Net decrease in cash, cash equivalents, and restricted cash	(190,293)	(56,242)
Cash, cash equivalents, and restricted cash- Beginning of period	931,516	989,472
Cash, cash equivalents, and restricted cash - End of period	$741,223	$933,230

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2025	2024	Year over Year Change Q2'25 vs Q2'24
Second Quarter 2025	First Quarter 2025	Fourth Quarter 2024	Third Quarter 2024	Second Quarter 2024
Operating performance:
Net revenue	$150,392	$139,073	$135,790	$127,967	$125,270	20%
Costs of revenue	46,331	40,394	37,588	37,835	45,917	1%
Gross profit	104,061	98,679	98,202	90,132	79,353	31%
Gross margin	69%	71%	72%	70%	63%	6	ppts
Operating expenses (benefit):
Compensation and benefits	81,409	86,050	98,475	100,964	103,166	(21%)
Technology	16,102	14,811	15,855	16,317	14,769	9%
Professional services	4,219	5,695	6,620	4,759	4,808	(12%)
Occupancy	843	917	2,519	1,178	1,204	(30%)
Depreciation and amortization	6,653	5,331	5,519	4,448	3,956	68%
Marketing and advertising	711	469	1,298	582	728	(2%)
Other operating expenses	3,352	3,944	5,342	4,115	3,418	(2%)
Executive chairman long-term performance award	—	—	—	—	(157,738)	(100%)
Total operating expenses (benefit)	113,289	117,217	135,628	132,363	(25,689)	541%
(Loss) income from operations	(9,228)	(18,538)	(37,426)	(42,231)	105,042	(109%)
Other income, net	8,787	10,513	10,701	13,703	14,216	(38%)
(Loss) income before income tax expense	(441)	(8,025)	(26,725)	(28,528)	119,258	(100%)
Income tax expense	206	235	394	115	150	37%
Net (loss) income	$(647)	$(8,260)	$(27,119)	$(28,643)	$119,108	(101%)
(Loss) income per share - basic & diluted	$—	$(0.02)	$(0.05)	$(0.06)	$0.23	(100%)
TPV (in millions)	$91,386	$84,472	$79,913	$73,899	$70,627	29%
Adjusted EBITDA	$28,509	$20,081	$12,663	$9,019	$(1,817)	1669%
Adjusted EBITDA margin	19%	14%	9%	7%	(1%)	20	ppts
Financial condition:
Cash and cash equivalents	$732,722	$830,897	$923,016	$886,417	$924,730	(21%)
Restricted cash (1)	$8,500	$8,500	$8,500	$8,500	$8,500	—%
Short-term investments	$88,865	$157,540	$179,409	$217,569	$228,833	(61%)
Total assets	$1,214,590	$1,349,627	$1,463,204	$1,435,836	$1,488,283	(18%)
Total liabilities	$371,157	$362,367	$378,186	$340,178	$345,908	7%
Stockholders' equity	$843,433	$987,260	$1,085,018	$1,095,658	$1,142,375	(26%)
(1) As of June 30, 2025, the balance includes $0.9 million classified within Other assets on our Condensed Consolidated Balance Sheets.
ppts = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit and Adjusted operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense; and other income, net, which consists primarily of interest income from our short-term investments and cash deposits, impairment of financial instruments, and realized foreign currency gains and losses. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue, Adjusted EBITDA Margin based on Gross Profit is calculated as Adjusted EBITDA divided by Gross Profit, and Net Income (Loss) Margin based on Gross Profit is calculated as Net Income (Loss) divided by Gross Profit. These measures are used by management to evaluate our operating efficiency.
We define Adjusted operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Adjusted operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (loss) Margin based on Gross Profit, and Adjusted operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Net revenue	$150,392	$125,270	$289,465	$243,237
GAAP Gross profit	$104,061	$79,353	$202,740	$163,512
GAAP Net (loss) income	$(647)	$119,108	$(8,907)	$83,048
GAAP Net (loss) income margin - % of net revenue	—%	95%	(3)%	34%
GAAP Net (loss) income margin - % of gross profit	(1)%	150%	(4)%	51%
GAAP Total operating expenses (benefit)	$113,289	$(25,689)	$230,506	$108,323

Net (loss) income	$(647)	$119,108	$(8,907)	$83,048
Depreciation and amortization expense	6,653	3,956	11,984	7,493
Share-based compensation expense	27,070	36,291	52,985	67,604
Executive chairman long-term performance award	—	(157,738)	—	(144,617)
Payroll tax expense related to share-based compensation	791	702	1,567	1,867
Acquisition-related expenses(1)	1,249	9,930	5,488	19,873
Restructuring and other one-time costs(2)	1,974	—	4,332	—
Other income, net	(8,787)	(14,216)	(19,300)	(28,143)
Income tax expense	206	150	441	284
Adjusted EBITDA	$28,509	$(1,817)	$48,590	$7,409
Adjusted EBITDA Margin - % of net revenue	19%	(1%)	17%	3%
Adjusted EBITDA Margin - % of gross profit	27%	(2)%	24%	5%

GAAP Total operating expenses (benefit)	$113,289	$(25,689)	$230,506	$108,323
Depreciation and amortization expense	(6,653)	(3,956)	(11,984)	(7,493)
Share-based compensation expense	(27,070)	(36,291)	(52,985)	(67,604)
Executive chairman long-term performance award	—	157,738	—	144,617
Payroll tax expense related to share-based compensation	(791)	(702)	(1,567)	(1,867)
Acquisition-related expenses(1)	(1,249)	(9,930)	(5,488)	(19,873)
Restructuring and other one-time costs(2)	(1,974)	—	(4,332)	—
Adjusted operating expenses	$75,552	$81,170	$154,150	$156,103
(1) Acquisition-related expenses, including transaction costs, integration costs, and cash and non-cash postcombination compensation expenses, are excluded from Adjusted EBITDA. These expenses are specific to a discrete transaction and do not reflect our ongoing core operations or the recurring expenses required to sustain and operate our business.
(2) Restructuring and other one-time costs include the costs related to the CEO transition and one-time retention bonuses provided to other key employees. These bonuses have service requirements and are expensed over the requisite service period.
A reconciliation of Adjusted EBITDA margin to the comparable GAAP measure for the third quarter and full year of 2025 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.